UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Explanatory Note

On April 14, 2011, we filed a Current Report on Form 8-K, or the Form 8-K, as amended by a Current Report on Form 8-K/A filed on April 15, 2011, reporting our creation of financial obligations in connection with our entry into a loan agreement and other related loan agreements with Capital One, N.A. on April 8, 2011, to obtain a loan in the principal amount of $7,200,000, or the Capital One Loan Agreement. We are filing this Current Report on Form 8-K/A Amendment No. 2, to correct a misstated financial covenant, whereby Solara Hospital Muskogee, LLC, the tenant of Muskogee Long-Term Acute Care Hospital, must comply with a minimum debt coverage ratio of 1.25 to 1.00 covenant pursuant to the Capital One Loan Agreement and not a minimum total net worth covenant, as previously reported in Item 2.03 of the Form 8-K. This Form 8-K/A Amendment No. 2 hereby amends Item 2.03 of the Form 8-K, as amended, and except as set forth herein, no other amendments to the Form 8-K, as amended, are made by this Form 8-K/A Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 20, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer